Exhibit 99.1

News Release

For information contact:

Carolyn Gosselin, APR	Julie Ard
Chief Communications Officer	Director of Communications
CNL Financial Group (407) 540-2505	Boyne USA Resorts (231) 549-7239

CNL INCOME PROPERTIES INC. AND BOYNE USA, INC. ANNOUNCE

ACQUISTION AND LEASEBACK AGREEMENT AS PART OF

STRATEGIC ALLIANCE

— Agreement includes Cypress Mountain, site of the 2010 Winter Olympics and

Paralympics freestyle skiing and freestyle snowboarding competitions —

(ORLANDO, Fla.) November 11, 2005 – CNL Income Properties Inc., a real estate investment trust (REIT) focused on leisure and lifestyle properties, and Boyne USA, Inc., the largest, privately owned four-season resort company in North America, today announced a $47.5 million* agreement that calls for the REIT to acquire and leaseback to Boyne two leisure properties: Cypress Mountain, a ski resort in British Columbia; and Gatlinburg Sky Lift, a scenic chairlift in Gatlinburg, Tenn.

The transaction is expected to close by the first quarter of 2006.** CNL Income Properties will own 100 percent of the properties, including improvements and leasehold interests. Boyne USA will continue to operate both properties under a 20-year lease term with four, five-year renewal options.

“Our investment strategy is driven largely by identifying and partnering with strong operators in each lifestyle property category,” said CNL Income Properties’ President Byron Carlock. “Boyne USA and the Kircher family fit that profile and we look forward to growing our relationship with them in the future. We are especially pleased to team up with Boyne in Canada in advance of the 2010 Olympics.”

*	$47.5 million is the approximate aggregate purchase price excluding closing costs.
**	Terms of the agreement are subject to a number of closing conditions and there can be no assurance the acquisition will occur or what the timing of the acquisition will be.

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“Boyne USA is very excited about the alliance with CNL Income Properties,” said Boyne USA President of Eastern Operations Stephen Kircher, who also serves as president of Gatlinburg Sky Lift LLC. “The industry is ripe for aggregation and consolidation and we chose CNL Income Properties as our partner. Over the past 57 years, we have grown into the largest, privately held four-season resort company. We feel this relationship is a perfect way to continue to expand our management expertise geographically and help to reinvest in an industry that has solid, long-term growth potential.”

The agreement includes:

•	Cypress Mountain – British Columbia, a North American freestyle ski and snowboard venue located 20 minutes from downtown Vancouver and site of the freestyle skiing and freestyle snowboarding competitions during the 2010 Winter Olympics and Paralympics. The ski resort is comprised of 38 downhill runs and 250 acres for skiing; it is consistently ranked the second most-visited ski resort in British Columbia, with approximately 354,000 skier visits in 2004 alone.

•	Gatlinburg Sky Lift – Gatlinburg, Tenn., a scenic chairlift near the heart of the Great Smoky Mountains National Park, the nation’s most-visited national park. Located behind the Gatlinburg Inn, the historic lift is open year-round and has attracted more than 400,000 tourists each year for the past five years.

The agreement represents the latest in a number of lifestyle property acquisitions for Orlando-based CNL Income Properties. In December 2004, the company acquired a majority interest in 408,000 square feet of retail and commercial space at seven resort villages owned by Intrawest Corporation, including Whistler Creekside at Whistler Blackcomb, British Columbia, and the Village of Baytowne Wharf at Sandestin Golf and Beach Resort in Sandestin, Fla. The company acquired a majority interest in 4.8 million square feet of wholesale trade space at the Dallas Market Center, the world’s largest wholesale merchandise mart, in spring of 2005. And last month, company executives announced a $114.5 million partnership with Great Wolf Resorts, the nation’s largest owner, operator and developer of indoor waterpark resorts, in which the REIT acquired a majority interest in two waterpark hotel properties in the Midwest.

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About CNL Income Properties Inc.

CNL Income Properties Inc. is a real estate investment trust that owns a portfolio of 10 properties in the United States and Canada in the lifestyle and recreation sectors. Headquartered in Orlando, Fla., CNL Income Properties specializes in the acquisition of golf courses, ski resorts, marinas, campgrounds, merchandise marts, destination retail and entertainment centers, attractions and other income-producing properties. For more information, visit www.cnl.com.

About Boyne USA Inc.

Boyne USA, Inc. is the owner/operator of geographically diverse four-season destination resorts and day-ski areas located near major metropolitan areas. The business has been managed by the Kircher family since 1948 and is the largest privately owned four-season resort company in North America. The founder, Everett Kircher, is recognized within the ski community as a pioneer and visionary who possessed a deep passion for winter sports and the outdoors. Along with Cypress Mountain and the Gatlinburg Sky Lift, Boyne USA, Inc. owns Big Sky Resort in Montana, Crystal Mountain in Washington, Brighton Ski Resort in Utah and Michigan’s three premier snowsports and golf resorts – Boyne Mountain, Boyne Highlands and The Inn at Bay Harbor – A Renaissance Golf Resort including Bay Harbor Golf Club and Crooked Tree Golf Club. For more information, visit www.boyne.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding CNL Income Properties’ or Boyne USA’s future financial positions, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of CNL Income Properties or Boyne USA and members of their management teams, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the companies’ abilities to control or predict. Such factors include, but are not limited to, competition in the companies’ markets, changes in family vacation patterns and consumer spending habits, the companies’ abilities to attract a significant number of guests from their target markets, the companies’ abilities to develop new resorts or further develop existing resorts on a timely or cost-efficient basis, the companies’ abilities to manage growth, potential accidents or injuries at their resorts, their abilities to achieve or sustain profitability, downturns in their industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the companies’ insurance coverage, and the companies’ ability to protect their intellectual property and the value of their brands.

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Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to CNL Income Properties or Boyne USA or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the companies undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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